Exhibit (b) By-Laws, as amended January 22, 2007

                             AEGIS VALUE FUND, INC.

                                CORPORATE BY-LAWS

                 (as amended March 1, 2005 and January 22, 2007)

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                             AEGIS VALUE FUND, INC.
                                CORPORATE BY-LAWS
                   A Maryland Corporation (the "Corporation")

                               Article 1 - Offices

      Section 1.01 Location and Agent. The registered office of the Corporation shall be located in Baltimore County, Maryland at 11 East Chase Street, Baltimore, Maryland 21202. Its registered agent is CSC-Lawyers Incorporating Service Company.

      Section 1.02 Change of Location. The Corporation may also have offices at such other places both within or without the State of Maryland as the Board of Directors may from time to time designate or the business of the Corporation may require.

      Section 1.03 Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both by following the procedure set forth under Maryland law. Any such change shall constitute an amendment to these By-Laws.

                      Article 2 - Meetings of Stockholders

      Section 2.01 Annual Meeting. Any required annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may designate, on the date specified in the notice of such annual meeting or in a duly executed waiver of notice thereof. Unless specifically stated in applicable federal or state laws and regulations, the Corporation is not required to hold a regular annual meeting of its stockholders.

      Section 2.02 Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the President, by the Secretary, by the Treasurer, by order of the Board of Directors, or at the request of stockholders owning a majority of the voting stock. Special meetings of stockholders shall be held at such place within or without the State of Maryland as shall be designated in the notice of such meeting. Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting. Special meetings may be held for electing or removing directors, changing fundamental investment policies of the Corporation, or approving investment advisory contracts.

      Section 2.03 List of Stockholders Entitled to Vote; Record Date. The officer who has charge of the stock ledger of the Corporation shall, at the written request of any stockholder made at least ten (10) days prior to any meeting of stockholders, prepare and make available at least five (5) days prior to any meeting of stockholders, a complete list, based upon the record date for such meeting, of the stockholders entitled to vote at the meeting, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Once compiled, such list shall be open prior to the meeting, during ordinary business hours, to the examination of any stockholder for any purpose germane to the meeting. For purposes of stockholder examination, the list shall be either at a place which shall be specified in the notice of the meeting, or, if such place shall not be so specified, at the place where said meeting is to be held. The list shall also be produced and kept during the entire meeting, and may be inspected by any stockholder who is present.

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      The stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or the books of the Corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

      The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such record date to be not less than ten (10) nor more than fifty
(50) days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) days nor more than fifty (50) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

      Section 2.04 Notice of Meeting. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each shareholder of record entitled to vote at the meeting at the direction of the President, the Secretary, or the Officer or person calling the meeting, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote thereat. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and directed to the stockholder at his address as the same appears on the records of the Corporation.

      Section 2.05 Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.06 Quorum. At any meeting of stockholders, except as otherwise expressly required by law, by the Articles of Incorporation or by these By-Laws, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. Less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder.

      Section 2.07 Voting. At any meeting of stockholders, each stockholder entitled to vote at such meeting shall have one (1) vote for each share of stock held by such stockholder, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. Any vote may be taken by voice vote or by show of hands, unless someone entitled to vote objects, in which case written ballots shall be used.

      Unless otherwise provided by law, the Articles of Incorporation or these By-Laws, the vote of the holders of a majority of shares present at a meeting which has a quorum is required for action by the stockholders. Voting for Directors shall be in accordance with Section 3.04 of these By-Laws. Cumulative voting is prohibited.

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      Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize an attorney-in-fact to act for him by proxy, provided that no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation, sufficient in law to support an irrevocable power.

      Section 2.08 Action by Consent of Stockholders. Unless otherwise provided in the Articles of Incorporation, any action required or permitted by law, the Articles of Incorporation, or these By-Laws to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of the outstanding stock of the Corporation entitled to vote with respect to the subject matter thereof.

      Section 2.09 Presiding Officer; Order of Business. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if the Chairman is not present, by the President, or if the President is not present, by a Vice President. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders present at the meeting shall choose any person present to act as secretary of the meeting.

      The order of business shall be as follows: i) call to order of meeting;
ii) proof of notice of meeting; iii) reading of minutes of the previous stockholder meeting; iv) reports of officers; v) reports of committees; vi) election of directors, if an item of business included in notice of the meeting;
vii) miscellaneous business.

                         Article 3 - Board of Directors

      Section 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Articles of Incorporation or these By-Laws, subject to any express limitations set forth herein.

      Section 3.02 Number of Directors. The Board of Directors shall consist of not less than three (3) nor more than seven (7) members: provided however, the initial Board of Directors shall consist of five (5) members.

      Section 3.03 Qualification. Directors shall be at least eighteen (18) years of age and need not be residents of the State of Maryland nor stockholders of the Corporation.

      Section 3.04 Election. Except as otherwise provided by law or these By-Laws, directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a majority of votes cast at such meeting. The voting on directors at any such meeting shall be by written ballot.

      Section 3.05 Term. Each director shall hold office until his successor is elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

      Section 3.06 Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the President and the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time with or without cause by the stockholders at a special meeting called for such purpose by a majority vote cast at such meeting.

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      Section 3.07 Vacancies. Vacancies in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

      If one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned at a future date, shall have the power to fill such vacancy or vacancies. The vote thereon shall take effect and the vacancy shall be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section.

      Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified, except in the event of the earlier termination of his office by reason of death, resignation, removal or other reason.

      Section 3.08 Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of ordinary business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

      Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other. The participation in such a meeting shall constitute presence in person at such a meeting for all purposes.

      The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these By-Laws shall require a vote of a greater number.

      Section 3.09 Special Voting. The affirmative vote of eighty percent (80%) of the total number of directors constituting the whole Board of Directors shall be necessary before any of the following extraordinary acts may be taken by the
Corporation:

      (1) Cause or permit the Corporation to engage in any activity that is not consistent with its purposes as set forth in its Articles of Incorporation;

      (2) Do any act in contravention of these By-Laws in their present form or as amended;

      (3) Do any act which would make it impossible to carry on the ordinary business of the Corporation, except as otherwise provided in these By-Laws;

      (4) Confess a judgment against the Corporation;

      (5) Incur any debt or sign any promissory note on behalf of the Corporation;

      (6) Adopt or propose any plan to partially liquidate, dissolve, reorganize, consolidate, merge, or recapitalize the Corporation, or for the sale, pledge, assignment, transfer or other disposition of all or substantially all of its assets, or to amend its Articles of Incorporation or By-Laws.

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      Section 3.10 Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Articles of Incorporation or these By-Laws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Maryland as the Board of Directors may from time to time determine. A member of the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors, or in relying in good faith upon other records of the Corporation.

      Section 3.11 Annual Meeting of the Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. No notice of the annual meeting of the Board of Directors need be given if such meeting is held promptly after and at the place specified for the annual meeting of stockholders. Otherwise, such annual meeting shall be held at such time (but not more than thirty (30) days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

      Section 3.12 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Maryland, as shall from time to time be determined by the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting.

      Section 3.13 Special Meetings. Special meetings of the Board of Directors may be called from time to time by the President, and shall be called by the President or the Secretary upon written request of any member of the Board of Directors directed to the President or Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

      Section 3.14 Notice of Meetings; Waiver of Notice. Except as provided in this section and in Section 3.10, notice of any meeting of the Board of Directors must be given to all directors. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four
(4) days before the day on which such meeting is to be held, or (ii) if sent to him at such address by facsimile, telegraph or cable not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such special meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

      Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telegram or cable and confirmed in writing) whether before or after the holding of such meeting, or if such director is present at such meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors then in office shall be present thereat.

      Section 3.15 Compensation of Directors. Subject to any limitations stated in these By-Laws or the Articles of Incorporation, the directors may be compensated for their services to the Corporation in such amount as may from time to time be determined by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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      Section 3.16 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

      Section 3.17 Interested Directors, Officers and Shareholders.

      (A) No contract or transaction between the Corporation and one or more of its directors, officers, employees or shareholders or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors, officers, employees or shareholders have any such positions or relationships, or has a financial interest, shall be void or voidable solely for this reason or solely because such person is present or participates in the meeting or action which authorizes the contract or transaction, or solely because the votes of any person are counted for such purpose, if :

            (1) The material facts as to such person's relationship or interest, and as to the contract or transaction, are disclosed, or are known, to the Board of Directors and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

            (2) The material facts as to such person's relationship or interest, and as to the contract or transaction, are disclosed, or are known, to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

            (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

      (B) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction.

      (C) This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

      Section 3.18 Committees. The Board of Directors may, by resolution designate one or more committees, each committee composed of one or more directors as the Board of Directors shall designate, to serve at the pleasure of the Board of Directors. The number composing such committees and the powers conferred upon the same shall be determined by the Board of Directors. The Board of Directors may abolish any such committee at any time in their sole discretion. Any committee to which the Board of Directors delegates any of its powers shall report its actions to the Board of Directors. The Board of Directors shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Board of Directors shall have the power at any time to fill vacancies in the committees. The Board of Directors may delegate to these committees any of its powers, subject to the limitations of applicable law. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee.

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                              Article 4 - Officers

      Section 4.01 Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary, a Chief Compliance Officer and a Treasurer; and may, at the discretion of the Board of Directors, also include one or more Vice Presidents and Managing Directors. One person may hold the offices and perform the duties of any two (2) or more of said principal offices except the offices and duties of President and Secretary. An individual who holds more than one office in the Corporation may act in more than one capacity to execute, acknowledge, or verify any instrument required to be executed, acknowledged or verified by more than one officer. None of the principal officers need be directors or shareholders of the Corporation.

      Section 4.02 Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.

      If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

      Section 4.03 Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable. Each shall hold office for such period and have such authority and perform such duties as the Board of Directors, the President or any officer designated by the Board of Directors may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

      Section 4.04 Compensation of Officers. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      Section 4.05 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

      Section 4.06 Removal of Officers. Any officer of the Corporation may be removed with or without cause by resolution adopted by a majority of all of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.

      Section 4.07 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

      Section 4.08 President. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall be the Chief Executive and Administrative Officer of the Corporation and shall have general supervision over the administration of the business of the Corporation. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

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      Section 4.09 Vice Presidents. In the absence or disability of the
President or if the office of President is vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designations in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

      Section 4.10 Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of the Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President. In the absence or disability of the Secretary, any Assistant Secretary shall exercise the powers and perform the duties of the Secretary.

      Section 4.11 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall render to the President, and the Board of Directors at a regular meeting or whenever they may request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

      Section 4.12 Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Corporation's policies and procedures, adopted in accordance with Rule 38a-1 under the 1940 Act ("Rule 38a-1"), or otherwise, that are reasonably designed to prevent violation of federal securities laws in connection with the Corporation's activities. The Chief Compliance Officer shall be authorized to compel all officers, employees and agents of the Corporation to produce the books and records of the investment advisor, distributor, transfer agent and other service provider (each a "Service Provider") to the Corporation and shall have all such other powers and perform such other duties as are consistent with the administration of the Corporation's compliance policies and procedures and the Chief Compliance Officer's other responsibilities under Rule 38a-1 and as shall from time to time be prescribed by the Board of Directors. The Chief Compliance Officer shall make recommendations to the Corporation and the Service Providers as to any amendments that the Chief Compliance Officer believes are necessary and desirable to carry out or improve the compliance policies and procedures. The Chief Compliance Officer shall be subject to the oversight of the Board of Directors, which shall have the exclusive authority to hire and remove the Chief Compliance Officer. The Chief Compliance Officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1.

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      The Chief Compliance Officer shall receive such reasonable compensation, from the Corporation or otherwise, for the performance of his duties as the Board of Directors may from time to time determine.

      Section 4.13 Bond. The Board of Directors shall have the power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties; and for the restoration to the Corporation in case of his death, disability, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The bond shall be in such form and with such surety or sureties as the Board of Directors may determine.

                            Article 5 - Capital Stock

      Section 5.01 Certificates for Stock. Each stockholder of the Corporation shall be entitled to a certificate signed by, or in the name of, the Corporation by the President or a Vice President and by either the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares of capital stock of the Corporation owned by such stockholder. The certificate shall bear the seal of the Corporation or a printed or engraved facsimile thereof. Certificates issued shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Maryland, the stockholder's name, the number and class of shares, the par value of such shares and such other matters as may be required by law.

      In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

      Section 5.02 Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and, in the case of certificates which have been canceled, the dates of cancellation thereof.

      The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the only person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any person who is not a stockholder of record whether or not the Corporation shall have express or other notice thereof.

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      Section 5.03 Regulations Relating to Transfer. The Board of Directors may
make such rules and regulations as it may deem expedient, not inconsistent with law, the Articles of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

      Section 5.04 Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.05) until such existing certificate shall have been canceled.

      Section 5.05 Lost, Destroyed, and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

      Section 5.06 Restrictions on Transfer. Shares of the Corporation may be transferred only in accordance with the restrictions specified in the Articles of Incorporation, and in compliance with the law and securities regulations.

      Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face of each certificate representing shares to which the restriction applies. The certificate may however state on the face or back that such a restriction exists pursuant to a specified document and that the corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business.

      Any security of the Corporation, including, among others, any certificate evidencing shares of the common stock or warrants to purchase common stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE BLUE SKY LAWS. ANY OFFER, SALE OR TRANSFER OF THESE SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CORPORATION OR ITS COUNSEL."

      Section 5.07 Sale and Payment for Shares. (A) Share Sales--The Board of Directors may from time to time issue and sell or provide for the issuance and sale of shares (both treasury and authorized but unissued) of the Corporation. The Board of Directors may terminate the issue and sale of such shares at any time such termination is determined to be in the best interest of the Corporation.

      (B) Consideration--All shares shall be sold for cash, except as otherwise provided in this Section 5.07, which shall in each case be paid prior to the delivery of any certificate of the Corporation for such shares. Shares shall be sold at net asset value. No shares will be sold by the Corporation during any period when the determination of net asset value is suspended.

      (C) Effect--When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

      (D) Allocation of Consideration--The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and surplus accounts.

      (E) Fractional Shares--The Corporation may issue and sell fractions of shares (such shares being rounded to the third decimal place) having pro-rata all the rights of whole shares, including, without limitation, the right to vote and receive dividends; and wherever the words "share" or "shares" are used in these By-Laws or in the Articles of Incorporation they shall be deemed to include fractions of shares where the context does not clearly indicate that only whole shares are intended.

      (F) Acquisition Shares--In connection with the acquisition of all or substantially all the assets of another entity, the Board of Directors may issue or cause to be issued shares of the Corporation and accept in payment thereof in lieu of cash such assets of such entity at market value, provided such assets are of the character in which the Board of Directors are authorized to invest the funds of the Corporation.

      Section 5.08 Redemption and Payment for Shares. (A) Share Redemption--The shares of the Corporation will be redeemed on request of the shareholder in "proper form" to the Corporation. Upon receipt of a request to redeem in "proper form", the applicable shares shall be redeemed on the Valuation Date next following such request and at a price equal to the then current net asset value per share, less any deferred sales charge if applicable.

      "Proper form" means that the request to redeem must meet all of the following requirements:

      (1) It must be in writing sent to the Corporation at its current mailing address (or to such designated agent or address as may be furnished to the Shareholders by written notice).

      (2) It must be signed by the shareholder(s) exactly in the manner as the shares are registered, and must specify either the number of shares, or the dollar amount of shares, to be redeemed.

      (3) The signature(s) of the redeeming shareholders(s) must be guaranteed by a commercial bank located in the United States or a member firm of the New York Stock Exchange, and if the shares are registered in more than one name, then the signatures of each of the shareholders must be guaranteed separately.

      (4) If certificates have been issued for the shares being redeemed, the request must be accompanied by such certificates together with a stock power signed by the shareholder(s), with signature(s) guaranteed in the same manner as described in item 3 above.

      (5) If the shares being redeemed are registered in the name of an estate, trust, custodian, guardian, retirement plan or the like, or in the name of a corporation or partnership, documents must also be included which, in the judgment of the Corporation or its designated agent, are sufficient to establish the authority of the person or persons signing the request, and/or as may be required by applicable laws or regulations, with signature(s) guaranteed in the same manner as described in item 3 above.

      (6) The signature guarantee requirements in items 3,4 and 5 above may be waived if the redeeming shareholder is personally known by an officer or director of the Corporation and such officer or director satisfies the Corporation that the applicable request for redemption is valid.

      (B) Proceeds--Payment for shares which are redeemed by the Corporation as provided for in these By-Laws shall be made within five (5) days of the Valuation Date for which the net asset value of such shares has been determined. Whenever the Board of Directors, by declaration or resolution, has suspended the determination of net asset value pursuant to the provisions of these By-Laws, the right of any shareholder to require the Corporation to redeem his shares shall be likewise suspended. At any time such suspension is in effect, any shareholder may withdraw his certificate or certificates from deposit or may leave the same on deposit, in which case the redemption price shall be the net asset value next determined after the suspension is terminated.

      (C) Share Purchases--The Corporation may by agreement with any shareholder purchase shares of the Corporation at a price not exceeding the net asset value in effect at the time when such purchase or contract to purchase is made or the net asset value next to be determined. Any shares of its stock purchased or redeemed by the Corporation pursuant to the provisions of these By-Laws shall be deemed retired and shall thereafter have the status of authorized but unissued stock.

      Section 5.09 Preemptive Rights. Unless otherwise determined by the Board of Directors in the manner provided under applicable law, no holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by the Articles of Incorporation, as amended, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor, unless otherwise determined by the Board of Directors in the manner provided under applicable law, as such holder have any right to purchase, acquire, or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options, or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

      Section 5.10 Fixing of Record Dates. The Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) not less than ten (10) days before the date of any meeting of stockholders, nor more than fifty (50) days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to express consent to dissent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action.

      If no record date is fixed by the Board of Directors:

      (i) The record date for determining stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held;

      (ii) The record date for determining stockholders entitled to express consent to Corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;

      (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto;

      (iv) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

                           Article 6 - Net Asset Value

      Section 6.01 Valuation Date. As of the close of business on the last business day of each calendar month beginning January 1, 1998 and on such additional business day or days as the Board of Directors shall designate, the net asset value shall be determined as provided for in these By-Laws and each such date shall be known as the Valuation Date.

      Section 6.02 Corporate Net Asset Value. The net asset value of the Corporation shall be determined by or under the direction of the Board of Directors. In determining the net asset value of the Corporation:

      (a) Securities listed on security exchanges and securities traded in the Over-the-Counter market shall be valued at their closing sale prices on the Valuation Date. If no sale has been reported for that day, the last published sale or the last recorded bid price, whichever is the more recent, shall be used, unless in the opinion of the Board of Directors the value thus obtained may not fairly indicate the actual market value, in which case the Board of Directors shall value the securities at a price furnished by a reputable broker or investment banker as of the Valuation Date.

      (b) The Board of Directors may rely, as sufficient evidence, upon reports of sale and bid and asked prices, and over-the-counter quotations, printed in any newspaper of general circulation or in any financial periodical or quotation service, or in the records of security exchanges.

      (c) An investment purchased, and awaiting payment against delivery shall be included for valuation purposes as a security held, and the cash accounts of the Corporation shall be adjusted by the deduction of the purchase price including brokers' commissions and other expenses of the purchase.

      (d) An investment sold but not delivered pending receipt of proceeds shall be valued at the net sales price after deducting brokers' commissions and other expenses of the sale.

      (e) Interest accrued and uncollected since the last valuation, dividends declared since said date but not paid on shares of stock where the market quotation used in determining the value thereof is ex-dividend and the value of any other assets determined by the Board of Directors to be income shall be added to the total net asset value thereof at such Valuation Date.

      (f) To the aggregate value of investments determined in the manner set forth above in this Section 6.02 there shall be added the cash and cash equivalents adjusted for all liabilities (fixed or accrued) determined in accordance with generally accepted accounting principles as of the Valuation Date.

      Section 6.03 Net Asset Value Per Share. The net asset value of each share shall be determined by dividing the net asset value of the Corporation by the number of shares outstanding as of the Valuation Date, the result being adjusted to the nearest whole cent.

      Section 6.04 Suspension of Valuation Date. The Board of Directors may suspend the Valuation Date and therefore the determination of net asset value for all or any part of any period during which the New York Stock Exchange is normally closed, or during which trading on the New York Stock Exchange or in the markets normally utilized by the Corporation is restricted by governmental order, or during which an emergency exists such as would make disposal by the Corporation of securities owned by the Corporation unreasonable or impracticable, or would make determination of the net asset value of the assets of the Corporation impracticable. The determination of whether trading on the New York Stock Exchange or in the markets normally utilized by the Corporation is restricted or whether such an emergency, as herein provided, exists shall be by applicable rules and regulations of the United States Securities and Exchange Commission or other governmental authority. The suspension shall become effective at such time as the Board of Directors shall specify in their declaration or resolution, but not later than the close of business on the next succeeding business day following the declaration or resolution. After such suspension becomes effective, there shall be no determination of net asset value until the Board of Directors shall declare the suspension terminated. The suspension shall terminate in any event on the first day on which the New York Stock Exchange is open, the restricted trading on the New York Stock Exchange or in the markets utilized by the Corporation has ended, or the emergency shall have expired in accordance with the official ruling of the United States Securities and Exchange Commission or other governmental authority; or in the absence of such ruling, upon the determination of the Board of Directors. The Corporation shall not determine net asset value on days when no share subscription or share redemption requests are received, except on such days as provided for in Section 6.01 herein.

      Section 6.05 Valuation Delegation. The Board of Directors may delegate any of its powers and duties under this Section 6 with respect to appraisal of assets and liabilities and determination of net asset value or with respect to suspension of the determination of net asset value to an officer or officers or agent or agents of the Corporation designated from time to time by the Board of Directors.

                     Article 7 - Dividends and Distributions

      Section 7.01 Ordinary Dividends. The Board of Directors may from time to time declare and pay dividends with the amount, source and payment thereof to be within their discretion and calculated on the basis of generally accepted accounting principles.

      Section 7.02 Capital Gains. The Board of Directors may also declare dividends or distributions out of accumulated and undistributed net realized capital gains.

      Section 7.03 Distributions. The Board of Directors has the power, in its discretion, to distribute for any year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation to qualify as a regulated investment company, if so registered under the Investment Company Act of 1940. The Board of Directors may at any time declare and distribute pro-rata among the shareholders a stock dividend out of authorized but unissued shares of the Corporation. All dividends declared, except as provided above, shall be deemed liquidating dividends and the shareholders shall be advised accordingly. In the case of a dividend payable in shares of stock or in cash at the election of a shareholder, the Board of Directors may prescribe whether a shareholder failing to express his election before a given time shall be deemed to have elected to take cash rather than shares, or to take shares rather than cash, or to take shares with cash adjustment of fractions.

           Article 8 - Nature of Business and Investment Restrictions

      Section 8.01 Nature of Business. The Corporation shall transact, promote and carry on the business of an incorporated investment company of the management type. In accordance with the Articles of Incorporation and these By-Laws, the Corporation may invest and reinvest its assets in notes, stocks, bonds, or other securities or financial instruments of whatsoever in nature; do any and all acts necessary or incidental thereto to the extent permitted business corporations under the laws of the State of Maryland; and sell, hold, purchase and reissue the shares of its own capital stock.

      Section 8.02 Investment Objective. The investment objective of the Corporation is fundamental and may not be changed without shareholder approval. The particular investment policies of the Corporation, unless otherwise specified in Section 8.03, are not fundamental policies and therefore may be changed by the vote of a majority of the Board of Directors.

      The investment objective of the Corporation is long-term capital appreciation through a strategy of value investing in equity securities.

      Unless otherwise authorized by a vote of a majority of the holders of outstanding shares of common stock of the Corporation, at least 65% of the Corporation's total assets (taken at current value) excluding cash, cash equivalents or U.S. government securities, will be invested in equity securities of well-financed companies which are believed by the Corporation's investment advisors to be priced below their long-term intrinsic values.

      The Corporation may also invest in "debt" securities which will consist solely of securities purchased for temporary or liquidity purposes or for defensive purposes during periods of unusual market conditions and will consist only of deposits in domestic banks, money market instruments, commercial paper, and securities or all other debt securities rated within the three highest grades of Moody's Investor Service, Inc. or Standard & Poor's Corporation.

      Section 8.03 Investment Restrictions. The Corporation shall operate under the following investment restrictions which constitute fundamental policies that cannot be changed without the affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Corporation.

      All percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require elimination of any security from the portfolio. The Corporation may not:

      (a) With respect to 75 percent (75%) of its total assets, invest in securities of any one issuer if immediately after and as a result of such investment more than five percent (5%) of the total assets of the Corporation, taken at market value, would be invested in the securities of such issuer. This restriction does not apply to investments in obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities.

      (b) Invest more than 25 percent (25%) of its total assets in securities or issuers in any one particular industry. This restriction does not apply to U.S. Government securities.

      (c) Purchase more than ten percent (10%) of the outstanding voting securities, or any class of securities, of any one issuer.

      (d) Purchase securities on margin (but the Corporation may obtain such short-term credits as may be necessary for the clearing of purchases and sales of securities).

      (e) Engage in any stock option strategy, whether listed or over-the-counter options.

      (f) Make short sales of securities.

      (g) Invest in real estate, real estate limited partnerships, or oil, gas or mineral exploration and development programs; although the Corporation may invest in marketable securities which are secured by real estate and securities of companies which invest in or deal in real estate, oil, gas or minerals or sponsor such programs. The Corporation will not invest more than ten percent (10%) of the value of its total assets in illiquid securities, including real estate interests.

      (h) Borrow money, except that the Corporation may borrow money on a secured or unsecured basis from banks as a temporary measure for extraordinary or emergency purposes including, but not limited to, the purchase of its own common stock. Such temporary borrowings may not exceed five percent (5%) of the value of the Corporation's total assets at the time any loan is made. No more than ten percent (10%) of the value of the Corporation's total assets at the time any loan is made may be pledged as collateral for such temporary borrowings.

      (i) Buy or sell commodities, commodities futures contracts or commodities options contracts.

      (j) Loan money, except by the purchase of debt obligations consistent with the Corporation's investment objective and policies. However, the Corporation may loan up to 25% of its assets in the form of investment securities to qualified brokers, dealers or institutions for their use relating to short sales or other securities transactions (provided that such loans are fully collateralized at all times). Securities lending procedures must be approved and supervised by the Board of Directors of the Corporation.

      (k) Issue senior securities, as defined in the Investment Company Act of 1940, or mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by the Corporation except as may be necessary in connection with borrowings mentioned in paragraph (h) above, and then only to the extent there mentioned.

      (l) Invest more than five percent (5%) of the value of the Corporation's total assets in securities of issuers which have been in continuous operation less than three (3) years.

      (m) Purchase or retain the securities of any issuer, if to the knowledge of the Corporation, any of the officers or directors of the Corporation or its investment advisor own individually more than one-half of one percent (0.50%) of the securities of such issuer and together own more than five percent (5%) of the securities of such issuer.

      (n) Underwrite securities of others except to the extent the Corporation may be deemed to be an underwriter, under federal securities laws, in connection with the disposition of portfolio securities.

      (o) Purchase securities of other investment companies, except as permitted under the Investment Company Act of 1940.

      (p) Invest for the purpose of exercising control or management of another company.

      (q) Invest in securities restricted as to disposition under federal or state securities laws.

                   Article 9 - Expenses and Service Contracts

      Section 9.01 Business Expenses. The Corporation may incur such expenses as are necessary to perform its function and such expenses may include but are not limited to the following: compensation to be paid to any other party to an investment advisory contract with the Corporation entered into pursuant to these By-Laws; the compensation to be paid to the officers and employees of the Corporation; office hire; ordinary office expenses; investment advisory, statistical and research facilities; director's fees; legal and accounting expenses; taxes and governmental fees; Federal and state registration and qualification fees; cost of stock certification; cost of reports and notices to shareholders; dues and subscriptions; brokers' commissions; transaction costs; fees and expenses of any custodian; expenses of computing the net asset value; and fees and expenses of any transfer agent, registrar and dividend disbursing agent. During any period during which the determination of net asset value is suspended or not required, as provided in these By-Laws, the net asset value as last determined and effective shall for the purposes of this Section be deemed to be the net asset value as of the close of business on each business day until a new net asset value is again determined and made effective as provided herein. The provisions of this Section shall not preclude the payment of reasonable fees for legal or accounting services to any firm of which a director or officer of the Corporation may be a member, nor of customary brokerage charges in connection with the purchase or sale of securities to any firm in the brokerage business of which a director or officer may be a member; and no part of any such fee, charge or compensation shall be deemed compensation to such officer or director within the purview of this Section. No compensation, commission, fee or profit which may be received by the other party to a contract entered into pursuant to these By-Laws shall be deemed compensation to any officer or director of the Corporation simply because such officer or director is also an officer, director, shareholder or member of such other party.

      Section 9.02 Investment Advisor. The Board of Directors, with the approval of the shareholders, may enter into a contract with any person, firm or corporation to act as investment advisor for the Corporation and to perform such duties and render such other services as shall be deemed necessary. Any such contract shall provide that it may be terminated at any time by the Corporation without penalty and upon not more than sixty (60) days' written notice and shall be automatically terminated in the event of its assignment. Any such contract shall continue in effect only if approved in accordance with the provisions of the Investment Company Act of 1940 or any successor statute as amended from time to time. Such contract may contain any other provision not inconsistent with the Articles of Incorporation and these By-Laws.

      Section 9.03 Shareholder Services. The Corporation may act as its own shareholder servicing agent and/or the Board of Directors in its discretion may employ a transfer agent, registrar or dividend disbursing agent for the Corporation under such terms and conditions as the Board shall deem advisable.

      Section 9.04 Custodian. The Corporation may act as its own custodian or the Corporation may employ by contract a custodian which shall be a bank, brokerage firm, or trust company having an aggregate capital, surplus and undivided profits of at least $500,000. The compensation to be paid to an employed custodian shall be such amount as agreed upon by the Corporation and such custodian. The contract with an employed custodian shall contain in substance the following provisions:

      (a) The Corporation will cause all securities and funds owned by the Corporation to be delivered or paid to the custodian.

      (b) The custodian will receive and receipt for any monies due to the Corporation and deposit the same in an account in its own banking department or in such other banking institution, if any, as the Board of Directors may direct. The custodian shall have the sole power to draw upon any such account.

      (c) The custodian shall release and deliver securities owned by the Corporation in the following cases only:

            1. Upon the sale of such securities for the account of the Corporation and the receipt of payment therefor;

            2. To the issuer thereof or its agent when such securities are called, redeemed, retired, or otherwise become payable, provided that in any such case the cash proceeds thereof shall be delivered to the custodian;

            3. To the issuer thereof or its agent for transfer into the name of the Corporation or its custodian, or a nominee of either, or for exchange for a different number of bonds or certificates representing the same number of shares or aggregate face amount, provided that in any such case the new securities replacing such securities are delivered to the custodian;

            4. To the broker selling the same for examination in accord with the "street delivery" custom;

            5. For exchange or conversion pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, provided that in any such case the new securities and cash, if any, are delivered to the custodian;

            6. In the case of warrants, rights or similar options, the surrender thereof shall be only for the exercise of such warrants, rights or other options on behalf of the Corporation upon interim receipts or temporary securities for definitive securities;

            7. For any other proper purpose.

      (d) The custodian shall pay out monies of the Corporation only upon the purchase of securities for the account of the Corporation and the delivery in due course of such securities to the custodian, or in connection with the conversion, exchange or surrender of securities owned by the Corporation as set forth herein, or for the repurchase of shares issued by the Corporation, or for making of any disbursements authorized by the Board of Directors pursuant to the Articles of Incorporation and these By-Laws, or for the payment of any expenses or liabilities incurred by the Corporation.

      (e) The custodian shall make deliveries of securities and payments of cash only upon instructions by such officer or officers or other agents of the Corporation, including the investment advisor, as may be authorized to give instructions by resolution of the Board of Directors. The directors may, from time to time, authorize different persons to give instructions for different purposes.

      The contract between the Corporation and a custodian may contain any other provisions not inconsistent with the Articles of Incorporation or with these By-Laws which the Board of Directors may approve. Such contract shall be terminable by either party upon written notice to the other; provided, however, that upon termination of the contract or inability of the custodian to continue to serve, the custodian, upon written notice of the appointment by the Board of Directors of a successor custodian, shall deliver and pay over to such successor custodian all securities and monies held by it for the account of the Corporation.

      Section 9.05 Related Party Contracts. The Board of Directors, subject to the provisions of the Articles of Incorporation and these By-Laws, may in its discretion enter into any contract with any person, firm or corporation, irrespective of whether or not one or more of the directors or officers of this Corporation may also be an officer, director, shareholder or member of such other person, firm or corporation, and such contract shall not be invalidated or rendered voidable by reason of any such relationship. No person holding such relationship shall be liable because of such relationship for any loss or expense to the Corporation under or by reason of such contract, or therefrom, provided that such contract when executed was reasonable, fair and consistent with the provisions of the Articles of Incorporation and these By-Laws.

      Section 9.06 Consistency of Terms. Any contract entered into pursuant to the terms of this Article 9 shall be consistent with and subject to the requirements of the Investment Company Act of 1940, including any amendment thereto or other applicable act of Congress hereafter enacted, with respect to its duration, termination, authorization, approval, assignment, amendment or renewal.

                          Article 10 - Indemnification

      Section 10.01 Indemnification. The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Indemnification will, however, only apply if he acted in good faith and in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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      Nothing in this Section 10.01 protects, or purports to protect, or may be interpreted or construed to protect, any director or officer against any liability to the Corporation or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his office.

      Section 10.02 Indemnification Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.

                      Article 11 - Miscellaneous Provisions

      Section 11.01 Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation, the year of its organization and the name of the state of incorporation. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used, in such manner as the Board of Directors may determine.

      Section 11.02 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, or such other twelve (12) consecutive months as the Board of Directors may designate.

      Section 11.03 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Articles of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these By-Laws.

      Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 11.04 Execution of Instruments. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate.

      Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

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      Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, all applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more persons.

      Section 11.05 Shareholder Reports. The Board of Directors shall submit to the shareholders at least semi-annually a written report which shall include such financial statements and other information about the Corporation deemed appropriate or required by law. The financial statements in such reports shall be certified to at least annually by independent certified public accountants.

      Section 11.06 Dissolution. In the event holders of two-thirds of the outstanding shares of the Corporation shall vote at any time to wind up and liquidate the Corporation, no further shares of the Corporation shall be issued, sold or purchased by the Corporation and the directors shall immediately proceed to wind up the Corporation's affairs, liquidate the assets, pay all liabilities and expenses of the Corporation and distribute the remaining assets, if any among the shareholders in proportion to their holding of shares. The Board of Directors shall also do any other acts necessary to secure and complete the dissolution of the Corporation. When the dissolution and liquidation of the Corporation has been directed by vote of the shareholders, the directors then holding office shall continue in office until the liquidation and dissolution of the Corporation has been completed. During the period of liquidation and until final distribution to the shareholders has been made, the compensation of the directors and all other parties shall be determined on the same basis as if the computation of the net asset value of the shares had been suspended as provided in these By-Laws.

      Section 11.07 Books and Records. The Corporation or its designated agent shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

      Section 11.08 Federal and State Laws. In the event of any conflict between the provisions of these By-Laws and any state or federal securities laws or regulations, such securities laws or regulations shall control. For any reason whatsoever, the Board of Directors may register the Corporation and/or its common stock under the Investment Company Act of 1940, the Securities Act of 1933 and/or under or with any other federal or state laws or entity, but shall not be required to do so solely due to the existence of this provision. Any reference in these By-Laws to any particular state or federal securities laws or regulations is intended to serve as an operational guideline or limitation and should not be construed as an intention to register the Corporation or its shares under such laws or regulations.

      Section 11.09 Certain Stock Transactions. Any officer, director or agent of the Corporation may acquire, own and dispose of shares of the Corporation to the same extent as if he were not such officer, director or agent.

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      Section 11.10 Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 11.11 Receipt of Stock Transfer Requests. The Corporation shall not consider the U.S. Postal Service or other independent delivery services to be its agents. Therefore, deposit in the U.S. Mail or with such other services, or receipt at the Corporation's Post Office Box or the Post Office Box of its designated agents of purchase subscriptions or redemption requests shall not constitute receipt by the Corporation.

      Section 11.12 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these By-Laws shall be invalid or inoperative, then, so far as is reasonable and possible:

      (a) The remainder of these By-Laws shall be considered valid and operative; and

      (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

                             Article 12 - Amendment

      Section 12.01 By Board of Directors or Shareholders. These By-Laws may be amended, altered or repealed or new By-Laws may be adopted by the affirmative vote of the majority of shareholders at any meeting duly held, or by a resolution of the Board of Directors. However, the provisions contained in
Article 8 of these By-Laws shall only be amended, altered or repealed by the vote of a majority of the outstanding common shares of the Corporation as provided for in the federal Investment Company Act of 1940 or any successor statute as amended from time to time. Any By-Laws adopted by the directors may be amended or repealed by the vote of a majority of the outstanding common shares of the Corporation.